UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 22, 2002

Commission File Number: 333-5278-NY

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AGATE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware, U.S.A.                                                                                       94-3334052

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

11300 West Olympic Boulevard, Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

895 Dove Street, 3rd Floor, Newport Beach, California 92660// (562) 483-1095

(Former name, former address and former fiscal year,

if changed since last report)

Item 5.    Other Events

        The Company entered into a series of agreements with CSF Partners, Inc., a Nevada corporation, which call for the acceptance by each of the company's 3 subsidiaries, Agate Technologies, California, Agate Cayman International and ei, a California corporation, of shares of common stock of the Company and cancellation of debts due from the subsidiaries to the parent in exchange therefor.

        Under the terms of the Reorganization Agreement (See Exhibit A), Agate California will assign and transfer all of its right, title and interest in its accounts receivable and inventory, and forfeit its licenses to the existing technology in exchange for the cancellation of accumulated debts owed by Agate California to the Company in the amount of $2.3 million, as well as issuance of 25,600,000 shares of parent stock.

         ei will accept 800,000 shares of common stock and cancellation of approximately $320,000 in accumulated debt in exchange for its assignment and transfer of all rights, title, and interest in its inventory and accounts receivable and the forfeiture of its distribution rights to the Company's products. ei will, however, retain its fixed assets.

        Additionally, the Company will grant to Agate Cayman a perpetual, non-cancelable world-wide fully-paid but royalty-bearing non-exclusive license, with right to grant sublicenses, to all granted or applied-for patents, all registered, applied for, and common law trademarks, all registered and unregistered copyrights and mask works, and all trade secrets and know-how existing as of the Effective Date, with right to sublicense and to transfer the license, in order for Agate Cayman to make, have made, import, reproduce, make derivative works, use, sell or otherwise distribute products. The Company will also transfer all rights to the URLs and websites used by the Company for the qDrive business in exchange for a commission.

        Corporate ownership of the three subsidiaries will be transferred to CSF Partners, who has engaged the services of Hutchinson Perry and Associates to liaise with the various creditors and attempt to settle the claims alleged, utilizing the restricted shares of the former parent company.

Dated September 16, 2002

AGATE TECHNOLOGIES, INC.

/s/ Francis Khoo

Francis Khoo/CEO and Chairman

Exhibit A.

REORGANIZATION AGREEMENT

Introduction

This Reorganization Agreement is made by and among Agate Technologies, Inc., a Delaware corporation ("Agate Delaware"); Agate Technologies, Ltd, a Cayman Islands Corporation ("Agate Cayman"); Agate Technologies (California), Incorporated, a California corporation ("Agate California"); ei, a California corporation ("ei"); and CSF Holdings , Inc., a Nevada corporation ("CSF") effective July 22, 2002 (the "Effective Date").

Background

A. Agate Delaware is a holding company with various wholly-owned subsidiaries including

1. Agate-California, which has been the operating entity for the Agate group, and is insolvent. Agate-California had a Malaysian subsidiary ("ATI") which has been dissolved.

2. Agate-Cayman, which has a Singapore subsidiary. Agate Cayman has virtually no assets or liabilities.

3. ei, which has no operations and is now insolvent.

B. Agate Delaware is insolvent. Agate Delaware's assets consist of its stock its wholly-owned subsidiaries, intercompany debt from such subsidiaries which is practically worthless due to their insolvency, and intellectual property. Its liabilities include a debt of approximately $400,000 to China Bank and Trust Company ("Bank"), which has a security interest on its assets, and a debt of approximately $250,000 to a shareholder, Gordon Pan ("Pan").

C. Agate Delaware has been trying to resolve its debts. Agate Delaware has executed an agreement with Bank to cancel the Bank debt in exchange for $15,000 cash and Agate Delaware stock valued at $0.05 per share and is attempting to negotiate a similar agreement with Pan.

D. Agate California has debt of approximately $2.3 million to Agate Delaware, which has provided its financing, and debt to third parties ("ACI Debt") as follows:

1. Trade payables in the amount of approximately$842,633

2. Contingent liability to Jamilah Abu Bakar arising from ATI in the amount of approximately $400,000

3. Deferred compensation, accrued vacation and other employee-related expenses of approximately $783,088

E. ei has debt of approximately $150k to Agate Delaware, which has provided its financing, and debt to third parties of approximately $43,859 consisting substantially of trade payables ("ei Debt").

F. Agate Delaware has been working with financial advisors who have agreed to help the company realize value from one of its primary assets, its public equity vehicle. These advisors have requested that Agate Delaware simplify its equity structure and settle its liabilities. The sole remaining holder of preferred shares recently converted them one-to-one into common shares.

G. Agate Delaware proposes to undertake the following:

1. The accounts receivable and inventory of Agate California, and its license to the Agate Delaware intellectual property, will be transferred to Agate Delaware in exchange for cancellation of all debt to Agate Delaware and the agreement of Agate Delaware to issue up to 25.6 million shares of Agate Delaware common stock to creditors of Agate California who settle their debts as described below. Agate California will retain its fixed assets.

2. The accounts receivable and inventory of ei, and its distribution rights of Agate Delaware products, will be transferred to Agate Delaware in exchange for cancellation of all debt to Agate Delaware and the agreement of Agate Delaware to issue up to 0.8 million shares of Agate Delaware common stock to creditors of ei who settle their debts as described below. ei will retain its fixed assets.

3. The stock in Agate California, ei, and Agate Cayman will be transferred to CSF. The Agate Delaware stock described above will be issued to creditors of Agate California and ei who agree to cancel their debts at a rate of $0.05 per share. CSF has engaged the firm of Hutchinson Perry and Associates ("HPA") to interface with these creditors, who will receive a restricted stock fee and cash fee of $25,000 in exchange for its services. As part of this agreement, Agate Delaware will issue a note payable to CSF for $25,000 , the proceeds of which will be applied to HPA's cash portion of the fees. In addition, HPA will receive 10 shares of Agate Delaware for each account settled.

4. . Agate Delaware and Agate Cayman will then enter into agreement providing for Agate Cayman to receive a non-exclusive sublicensable license to its technology and the product inventory. To the extent Agate Cayman obtains cash from such inventory and license, Agate Cayman will pay a portion to Agate Delaware.

5. Agate Delaware will retain Agate Cayman to collect its receivables in exchange for a commission. Agate Delaware will retain its intellectual property, fixed assets, and prepaids.

Agreement

Based upon the facts and premises contained in the above Background and the mutual promises below, the parties hereby agree as follows:

1. Agate California Transactions with Agate Delaware. Agate California hereby assigns and transfers to Agate Delaware all of its right, title, and interest to all of its accounts receivable and inventory and hereby forfeits its licenses to Agate Delaware intellectual property. In exchange, Agate Delaware hereby cancels all debt of Agate California to Agate Delaware, currently shown on the books as approximately $2.3 million, and Agate Delaware agrees to issue up to 25.6 million shares of Agate Delaware $0.00001 par value common stock (the "Stock") to creditors of Agate California who settle their debts as described in Section 4 below. Agate California will retain its fixed assets.

2. ei Transactions with Agate Delaware. ei hereby assigns and transfers to Agate Delaware all of its right, title, and interest to all of its accounts receivable and inventory and hereby forfeits its distribution rights to Agate Delaware products. In exchange, Agate Delaware hereby cancels all debt of ei to Agate Delaware, currently shown on the books as approximately $320 thousand, and Agate Delaware agrees to issue up to 0.8 million shares of Stock to creditors of ei who settle their debts as described in Section 4 below. ei will retain its fixed assets.

3. Agate Delaware Creditors. Agate Delaware agrees to use its commercially reasonable efforts to settle its debts with Pan and Bank in exchange for shares of Stock valued at $0.05 per share.

4. Agate California and ei Debts. Effective July 22, 2002, Agate Delaware hereby sells all of its right, title, and interest in and to all of the outstanding shares of Agate California and ei to CSF and in exchange CSF agrees to use its commercially reasonable best efforts to attempt to settle the ACI Debt and ei Debt with shares of Stock. CSF presently intends to hire HPA to settle the ACI Debt and ei Debt. Upon delivery to Agate Delaware on or before September 15, 2002, of the following documents from a creditor who holds of ACI Debt or ei Debt, all in a form reasonably satisfactory to Agate Delaware: a release of claims against Agate Delaware, ei, and Agate California; a Rule 144 investment letter; and a completed Prospective Purchaser Questionnaire adequate to establish securities law compliance, Agate Delaware will issue (a) to such creditor, shares of Stock at the rate of 20 shares per dollar of ACI Debt or ei Debt released and (b) to HPA, as a commission, shares of Stock at the rate of 1 shares per dollar of ACI Debt or ei Debt released. (c) to CSF, as a management fee, shares of Stock at the rate of 1 share per dollar of ACI Debt or ei Debt released and a fixed fee of 5,000,000 shares of Agate Delaware

5. Agate Cayman Shares. Effective July 22, 2002, Agate Delaware hereby sells all of its right, title, and interest in and to all of the outstanding shares of Agate Cayman to CSF. To the extent that Agate Cayman has any assets, such assets shall be first transferred to Agate Delaware.

6. Agate Delaware and Agate Cayman.

a. License Grant. Agate Delaware hereby grants to Agate Cayman a perpetual, non-cancelable world-wide fully-paid but royalty-bearing non-exclusive license, with right to grant sublicenses, to all granted or applied-for patents, all registered, applied for, and common law trademarks, all registered and unregistered copyrights and mask works, and all trade secrets and know-how existing as of the Effective Date (the "IP"), with right to sublicense and to transfer the license, in order for Agate Cayman to make, have made, import, reproduce, make derivative works, use, sell or otherwise distribute products. In addition, Agate Delaware hereby agrees to transfer all rights to the URLs and websites used by Agate Delaware for the qDrive business and to transfer to Agate Cayman a photocopy of documentation of the licensed trade secrets and know-how that it possesses, including drawings, bill of materials, and vendor list for qDrive products. Agate Cayman shall not disclose then-current trade secrets of Agate Delaware, other than inadvertent disclosure through the purchaser's of products ability to reverse engineer, unless Agate Cayman obtains appropriate non-disclosure agreements; provided that the forgoing does not apply to information that is not a trade secret, including because it has been publicly disclosed or not protected by Agate Delaware as a trade secret. Agate Cayman agrees to pay Agate Delaware a royalty based upon its cash receipts from products which would infringe Agate Delaware's IP but for the license of 2% for the first year and 0.5% thereafter, until the first to occur of cumulative royalties of $500,000 having been paid or five years from the Effective Date, at which time there shall be no royalties. Agate Cayman shall have no duty to exploit the license. Agate Cayman shall submit reports within one month of the end of each calendar quarter detailing and accompanied by the royalty due. Once every twelve months, Agate Delaware may audit the relevant books and records of Agate Cayman to verify the correctness of the audit reports using an independent cpa firm which, along with Agate Delaware, shall agree to keep the results of the audit confidential. If there is under-reporting of the royalties due by more than 10%, then Agate Cayman shall pay 10% on overdue royalties. Agate Cayman may forfeit its license at any time and may transfer the license to a third party who agrees to be bound by the terms of this Section 6. In the event of a sublicense, royalties shall be owed on amounts received by Agate Cayman unless the sublicensee is affiliated with Agate Cayman or its affiliates, in which case the sublicensee shall pay royalties based upon its cash receipts. In the event of breach of this Section 6 by Agate Cayman, Agate Delaware's sole remedy shall be to sue for damages and it may not terminate the license.

b. Assignment of Inventory. As Agate Delaware intends (but is not obligated) to cease its qDrive business, and Agate Cayman currently intends (but is not obligated) to continue such business, Agate Delaware hereby transfers and sells to Agate Cayman its inventory of qDrives. In exchange, Agate Cayman agrees to pay Agate Delaware one-third of whatever cash it receives from the sale or other disposition of such inventory. A report and payments concerning such inventory shall be made concurrent with the royalty reports in Section 6a and Agate Delaware shall have similar audit rights as to relevant records.

c. Accounts Receivable. Agate Delaware has accounts receivable related to the qDrive business. Agate Delaware hereby retains Agate Cayman to use its commercially reasonable efforts to collect such accounts receivable in exchange for a 15% commission.

d. Other Assets and Liabilities. Subject to the Section 6a license, Agate Delaware retains its IP. Agate Delaware also retains its cash, fixed assets, and prepaids. Agate Cayman shall not be responsible for any Agate Delaware liabilities and shall not assume any Agate Delaware contracts unless subsequently agreed to in writing by an officer of Agate Cayman.

e. Indemnification. Agate Cayman agrees to defend Agate Delaware from any third party claim arising from acts or omissions to act of Agate Cayman after the Effective Date and Agate Delaware agrees to defend Agate Cayman from any third party claim arising from acts or omissions to act of Agate Delaware prior to or on the Effective Date. The party seeking defense shall notify the other party of the claim, shall tender sole control over the defense and settlement of such claim to the other party (retaining the right to participate in such defense with counsel of its choice at its cost), shall cooperate as reasonably requested by the defending party at the defending party's cost. The defending party shall be responsible to pay any judgments, awards, or settlements, and may not settle the claim unless the other party is released from liability.

7. Miscellaneous. This Agreement shall be governed by California law and constitutes the entire agreement and understanding of the parties concerning its subject matter, superseding all prior agreements and understandings, whether written or oral. Any provision may be amended only by a writing executed by the parties affected by such provision and its amendment.

Authorized Signatures

In order to bind the parties to this Reorganization Agreement, the parties, or their duly authorized representatives have signed their names below on the dates indicated.

Agate Technologies, Inc.                                                Agate Technologies (California), Inc.

a Delaware corporation                                                   a California corporation

By: /s/ Francis Khoo                                                       By:  Francis Khoo

      Signature                                                                              Signature

Francis Khoo/CEO                                                        Francis Khoo/CEO

Printed Name and Title                                                   Printed Name and Title

Agate Cayman, Inc.                                                              CSF Partners Inc.,.

a Cayman Islands corporation                                               a Nevada corporation

By:  /s/ Francis Khoo                                                       By:  /s/ Alvin Ng Boon Kim

   Signature                                                                                Signature

Francis Khoo/CEO                                                         Alvin Ng Boon Kim

Printed Name and Title                                                    Printed Name and Title

ei.

a California corporation

By:  Francis Khoo

Signature

Francis Khoo/CEO

Printed Name and Title